UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 30, 2018 (November 29, 2018)

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-38005	47-5505475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 945-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02(b)-(c).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2018, Kimbell Royalty GP, LLC (the “General Partner”), the general partner of Kimbell Royalty Partners, LP (the “Partnership”), appointed Jeff McInnis as its new Chief Commercial Officer, effective immediately. Mr. McInnis previously served as the General Partner’s Chief Accounting Officer and, in such role, oversaw accounting and tax matters for the General Partner and served as its principal accounting officer.  Blayne Rhynsburger, who currently serves as the Controller of the General Partner, will assume responsibility for and oversight over accounting and tax matters for the General Partner and serve as its principal accounting officer, effective immediately.

Mr. Rhynsburger, age 32, has served as the Controller of the General Partner since February 2017.  Mr. Rhynsburger previously served as the Controller of Rivercrest Royalties, LLC from November 2015 to February 2017. Prior to that time, Mr. Rhynsburger served as audit manager from July 2014 to November 2015, audit senior from July 2011 to June 2014, and audit staff from September 2009 to June 2011 at Whitley Penn LLP, where he specialized in assurance and advisory services for clients in multiple industries, primarily energy clients in the public and private sectors. Mr. Rhynsburger also has served as an adjunct professor of petroleum accounting in the graduate school of Texas Christian University’s Neeley School of Business since 2015.

Mr. Rhynsburger holds a Bachelor of Business Administration degree in Accounting and Finance and a Master of Accounting degree from Texas Christian University. He is also a member of the Texas Society of Certified Public Accountants.

Mr. Rhynsburger was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Rhynsburger that would be reportable under Item 404(a) of Regulation S-K. The Board of Directors of the General Partner anticipates approving a new compensation arrangement for Mr. Rhynsburger in connection with his assumption of responsibilities as the principal accounting officer, and the Partnership will amend this Current Report on Form 8-K to disclose the components of Mr. Rhynsburger’s new compensation arrangement when known.

Item 7.01.             Regulation FD Disclosure.

Members of management of the General Partner will be participating in the Credit Suisse Minerals Conference on December 4, 2018 and the Wells Fargo Midstream and Utility Symposium on December 5-6, 2018.  The presentation for these conferences, titled “Fall 2018 Investor Presentation,” is posted and may be found on the Partnership’s website at http://www.kimbellrp.com under “Investor Relations—Events and Presentations.”

The information set forth in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBELL ROYALTY PARTNERS, LP

	By:	Kimbell Royalty GP, LLC,
its general partner

	By:	/s/ Matthew S. Daly
Matthew S. Daly
Chief Operating Officer

Date: November 30, 2018